UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 30, 2013

VAPOR CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-19001	84-1070932
(Commission File Number)	(IRS Employer Identification No.)

3001 Griffin Road, Dania Beach, Florida 33312

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code (888) 766-5351

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 30, 2013, Vapor Corp. (the “Company”) and the holders of (i) the Company’s senior convertible notes, as amended, in the aggregate principal amount of $300,000 (the “$300,000 Convertible Notes”), (ii) the Company’s senior convertible note, as amended, in the principal amount of $50,000 (the “$50,000 Convertible Note”) and (iii) the Company’s senior note, as amended, in the principal amount of $500,000 (the “Senior Note”) entered into letter amendments (the “Letter Amendments”) to such notes pursuant to which such notes were amended effective March 31, 2013 as follows:

•	each of the $300,000 Convertible Note’s and the $50,000 Convertible Note’s redemption provision at the option of the holder was eliminated; and

•

the Senior Note makes cash principal and interest payments on a weekly basis (rather than cash interest payments on a monthly basis), matures on April 22, 2016 (rather than January 8, 2014) and is convertible into shares of the Company’s common stock at the option of the holder at an initial conversion price of $0.5154 per share (which represents 110% of the 30-day weighted average closing price per share of the Company’s common stock, as reported by the OTC Bulletin Board, preceding April 30, 2013) subject to certain anti-dilution protection.

The foregoing description of the amendments to the $300,000 Convertible Notes, the $50,000 Convertible Note and the Senior Note is not complete and is qualified in its entirety by reference to the full text of the Letter Amendments, copies of which are filed herewith as Exhibits 10.1, 10.2 and 10.3 and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Letter Amendment to Senior Convertible Notes

10.2	Letter Amendment to Senior Convertible Note

10.3	Letter Amendment to Senior Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPOR CORP.
(Registrant)

By:	/s/ Harlan Press
Harlan Press
Chief Financial Officer

Date: April 30, 2013

Exhibit Index

Exhibit Number	Description

10.1	Letter Amendment to Senior Convertible Notes

10.2	Letter Amendment to Senior Convertible Note

10.3	Letter Amendment to Senior Note

4